                                                                    Exhibit 10.1

                                                                  EXECUTION COPY


                                CREDIT AGREEMENT

                           DATED AS OF OCTOBER 6, 2004

                                      AMONG

                          BEVERLY FUNDING CORPORATION,

                             MERRILL LYNCH CAPITAL,
          A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
                            AS AGENT AND AS A LENDER

                                       AND

                             THE ADDITIONAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                              (MERRILL LYNCH LOGO)

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS................................................................................1
Section 1.1         Certain Defined Terms............................................................1
Section 1.2         Accounting Terms and Determinations.............................................13
Section 1.3         Other Definitional Provisions...................................................13
ARTICLE II LOANS AND LETTERS OF CREDIT..............................................................14
Section 2.1         Letters of Credit and Letter of Credit Fees.....................................14
Section 2.2         Loans and Borrowings............................................................16
Section 2.3         Interest, Interest Calculations and Certain Fees................................19
Section 2.4         Notes...........................................................................20
Section 2.5         General Provisions Regarding Payment; Loan Account..............................20
Section 2.6         Maximum Interest................................................................21
Section 2.7         Taxes...........................................................................21
Section 2.8         Credit Rating Downgrades........................................................22
ARTICLE III REPRESENTATION AND WARRANTIES...........................................................23
Section 3.1         Existence and Power.............................................................23
Section 3.2         Organization and Governmental Authorization; No Contravention...................23
Section 3.3         Binding Effect..................................................................23
Section 3.4         Capitalization..................................................................24
Section 3.5         Financial Information...........................................................24
Section 3.6         Litigation......................................................................24
Section 3.7         Ownership of Property...........................................................24
Section 3.8         No Default......................................................................25
Section 3.9         Reserved........................................................................25
Section 3.10        Regulated Entities..............................................................25
Section 3.11        Margin Regulations..............................................................25
Section 3.12        Compliance With Laws............................................................25
Section 3.13        Taxes...........................................................................25
Section 3.14        Reserved........................................................................26
Section 3.15        Related Transactions............................................................26
Section 3.16        Employment, Equityholders and Subscription Agreements...........................26
Section 3.17        Real Property Interests.........................................................26
Section 3.18        Solvency........................................................................26
Section 3.19        Full Disclosure.................................................................26
Section 3.20        Eligible Accounts...............................................................27
Section 3.21        Representations and Warranties Incorporated from Other Operative Documents......28
ARTICLE IV AFFIRMATIVE COVENANTS....................................................................28
Section 4.1         Financial Statements and Other Reports..........................................28
Section 4.2         Payment and Performance of Obligations..........................................30
Section 4.3         Conduct of Business and Maintenance of Existence................................30
Section 4.4         Compliance with Laws............................................................30
Section 4.5         Inspection of Property, Books and Records.......................................30
Section 4.6         Use of Proceeds.................................................................30
Section 4.7         Further Assurances..............................................................30
Section 4.8         Notices to Lender...............................................................30
ARTICLE V NEGATIVE COVENANTS........................................................................32

Section 5.1         Debt............................................................................32
Section 5.2         Liens...........................................................................32
Section 5.3         Contingent Obligations..........................................................33
Section 5.4         Restricted Distributions........................................................33
Section 5.5         Restrictive Agreements..........................................................33
Section 5.6         Consolidations, Mergers and Sales of Assets.....................................33
Section 5.7         Purchase of Assets, Subsidiaries................................................33
Section 5.8         Transactions with Affiliates....................................................33
Section 5.9         Modification of Other Documents.................................................33
Section 5.10        Fiscal Year.....................................................................33
Section 5.11        Conduct of Business.............................................................33
Section 5.12        Fees............................................................................34
Section 5.13        Lease...........................................................................34
Section 5.14        Bank Accounts...................................................................34
ARTICLE VI FINANCIAL COVENANTS......................................................................34
Section 6.1         Minimum Borrowing Base..........................................................34
ARTICLE VII CONDITIONS..............................................................................34
Section 7.1         Conditions to Closing...........................................................34
Section 7.2         Conditions to Each Loan and Support Agreement...................................35
ARTICLE VIII EVENTS OF DEFAULT......................................................................35
Section 8.1         Events of Default...............................................................35
Section 8.2         Acceleration and Suspension or Termination of Commitment........................37
Section 8.3         Cash Collateral.................................................................37
Section 8.4         Setoff Rights...................................................................37
Section 8.5         Application of Proceeds.........................................................38
ARTICLE IX EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM..........................................38
Section 9.1         Expenses........................................................................38
Section 9.2         Indemnity.......................................................................39
Section 9.3         Taxes...........................................................................39
Section 9.4         Right to Perform................................................................39
ARTICLE X AGENT.....................................................................................39
Section 10.1        Appointment and Authorization...................................................39
Section 10.2        Agent and Affiliates............................................................40
Section 10.3        Action by Agent.................................................................40
Section 10.4        Consultation with Experts.......................................................40
Section 10.5        Liability of Agent..............................................................40
Section 10.6        Indemnification.................................................................41
Section 10.7        Right to Request and Act on Instructions........................................41
Section 10.8        Credit Decision.................................................................41
Section 10.9        Collateral Matters..............................................................41
Section 10.10       Agency for Perfection...........................................................42
Section 10.11       Notice of Default...............................................................42
Section 10.12       Successor Agent.................................................................42
Section 10.13       Disbursements of Loans; Payment.................................................43
ARTICLE XI MISCELLANEOUS............................................................................45
Section 11.1        Survival........................................................................45

Section 11.2        No Waivers...................................................................................45
Section 11.3        Notices......................................................................................45
Section 11.4        Severability.................................................................................45
Section 11.5        Amendments and Waivers.......................................................................45
Section 11.6        Assignments; Participations..................................................................46
Section 11.7        Headings.....................................................................................47
Section 11.8        Confidentiality..............................................................................47
Section 11.9        GOVERNING LAW; SUBMISSION TO JURISDICTION....................................................48
Section 11.10       WAIVER OF JURY TRIAL.........................................................................48
Section 11.11       Publication; Advertisement...................................................................48
Section 11.12       Counterparts; Integration....................................................................49

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex A         Commitment Annex
Annex B         Closing Checklist


EXHIBITS

Exhibit A       Assignment Agreement
Exhibit B       Compliance Certificate
Exhibit C       Borrowing Base Certificate
Exhibit D       Letter of Credit Request


SCHEDULES

Schedule 1.1    Specified Selling Subsidiaries
Schedule 3.1    Organizational Information
Schedule 3.2    Government Actions and Filings
Schedule 3.4    Capitalization
Schedule 3.16   Employment, Equityholders and Subscription Agreements
Schedule 5.8    Affiliate Transactions

                                CREDIT AGREEMENT


      CREDIT AGREEMENT dated as of October 6, 2004 among BEVERLY FUNDING CORPORATION, a Delaware corporation, as Borrower, the financial institutions from time to time parties hereto, each as a Lender, and MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., individually as a Lender and as Agent.

                                    RECITALS:

      WHEREAS, Borrower desires that Lenders extend certain letter of credit facilities to Borrower in order to issue letters of credit on behalf of Borrower or one or more of Borrower's Affiliates; and

      WHEREAS, Borrower desires to secure all of its Obligations under the Financing Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon certain of its personal and real property.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:


                                   ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

      "ACCOUNT" means, collectively and without duplication: (I) any "account" (as that term is defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or otherwise), any "health-care-insurance receivables" (as that term is defined in the UCC), any "payment intangibles" (as that term is defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (II) all Supporting Obligations in respect of the foregoing, and
(III) all proceeds of any of the foregoing.

      "ACCOUNT DEBTOR" means "account debtor" (as that term is defined in the UCC) and any other Person obligated on any Account of any Selling Subsidiary, including, but not limited to, any Governmental Account Debtor.

      "ACCOUNT SALE DOCUMENTS" means that certain Receivables Purchase and Sale Agreement, dated as of the Closing Date by and among each of the Selling Subsidiaries, the Borrower and Beverly, as supplemented from time to time in accordance with the terms of Section 5.9, together with all other documents, instruments and agreements contemplated thereby or otherwise executed or delivered in connection therewith.

      "AFFILIATE" means with respect to any Person: (I) any Person that directly or indirectly controls such Person, (II) any Person which is controlled by or is under common control with such controlling Person, and (III) in the case of an individual, the parents, descendants, siblings and spouse of such individual. As used in this definition, the term "CONTROL" of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "AGENT" means Merrill Lynch in its capacity as agent for the Lenders hereunder, as such capacity is established and subject to the provisions of
Article X, and the successors of Merrill Lynch in such capacity.

      "AGREEMENT" means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "APPROVED GOODS OR SERVICES" means goods sold or services rendered by any Selling Subsidiary in the ordinary course of business, in compliance in all material respects with all applicable Laws.

      "ASSIGNEE" has the meaning set forth in subsection 11.6(a).

      "ASSIGNMENT AGREEMENT" means an agreement substantially in the form of Exhibit A hereto.

      "AVAILABLE CASH" means unrestricted cash on hand of Borrower as of the date of determination held in the Collection Account or any other Deposit Account in which Agent has been granted for the benefit of Agent and Lenders, a perfected first priority security interest pursuant to a Deposit Account Control Agreement.

      "BEVERLY" means Beverly Enterprises, Inc., a Delaware corporation.

      "BEVERLY GROUP" means, collectively, Beverly, the Borrower and, as of any date, any Subsidiary of Beverly, the accounts of which would be consolidated with those of Beverly in Beverly's consolidated financial statements if such statements were prepared as of such date.

      "BORROWER" means Beverly Funding Corporation, a Delaware corporation.

      "BORROWING" means the issuance of a Letter of Credit in accordance with
Section 2.1 or the borrowing of a Loan in accordance with Section 2.2.

      "BORROWING BASE" means the following, subject to the adjustments described in Section 2.8:

      (I) the product of: (X) seventy five percent (75%) and (Y) the aggregate Outstanding Balance at such time of the Eligible Accounts; plus

      (II) the product of: (X) ninety five percent (95%) and (Y) the amount of Available Cash;

provided, however, the aggregate amount of Eligible Accounts that were generated by any Selling Subsidiary that is no longer owned, either directly or indirectly, by Beverly, shall not exceed five percent (5%) of the total Borrowing Base. The Borrowing Base shall be determined by Agent based on the most recent Borrowing Base Certificate delivered to Agent in accordance with this Agreement and such other information as may be available to Agent.

      "BORROWING BASE CERTIFICATE" means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit C hereto.

      "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago are authorized by law to close, and a day on which dealings are carried on in the London interbank eurodollar market.

      "CAPITAL LEASE" of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

      "CLOSING CHECKLIST" means Annex B to this Agreement.

      "CLOSING DATE" means the date on which each of the conditions precedent specified in Section 7.1 of this Agreement have been satisfied.

      "CODE" means the Internal Revenue Code of 1986.

      "COLLATERAL" means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to the Security Documents.

      "COLLECTION ACCOUNT" has the meaning set forth in subsection 2.2(c).

      "COLLECTION BANK" has the meaning set forth in subsection 2.2(c).

      "COMMITMENT" means the sum of each Lender's Commitment Amount. As of the Closing Date, the amount of the Commitment is $40,000,000.

      "COMMITMENT AMOUNT" means, as to any Lender, the dollar amount set forth opposite such Lender's name on the Commitment Annex under the column "Commitment Amount" or, if different, in the most recent Assignment Agreement to which such Lender is a party.

      "COMMITMENT ANNEX" means Annex A to this Agreement.

      "COMMITMENT EXPIRY DATE" means October 6, 2008.

      "COMPLIANCE CERTIFICATE" means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit B hereto.

      "CREDIT EXPOSURE" means any period of time during which the Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; provided, however, no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

      "DEBT" of a Person means at any date, without duplication: (I) all obligations of such Person for borrowed money, (II) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (III) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (IV) all Capital Leases of such Person, if any, (V) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (VI) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (VII) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, and (VIII) all Debt of others Guaranteed by such Person.

      "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "DEFAULTED LENDER" means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any Financing Documents.

      "DEPOSIT ACCOUNT" means a "deposit account" (as defined in Article 9 of the UCC).

      "DEPOSIT ACCOUNT CONTROL AGREEMENT" means an agreement which: (I) is in form and substance satisfactory to Agent, by and among Agent, Borrower and the Collection Bank, and provides that: (X) such bank shall comply with instructions originated by Agent directing disposition of the funds in the Collection Account without further consent by Borrower, and (Y) such bank shall agree that it shall have no Lien on, or right of setoff or recoupment against, the Collection Account or the contents thereof, other than in respect of commercially reasonable fees and other items expressly consented to by Agent, and containing such other terms and conditions as Agent may require; or (II) is otherwise in form and substance satisfactory to Agent.

      "DEPOSIT ACCOUNT RESTRICTION AGREEMENT" means an agreement which: (I) is in form and substance satisfactory to Lender, among Lender, each Selling Subsidiary and Lockbox Bank regarding each Lockbox Account into which proceeds of Accounts from Governmental Account Debtors are paid directly by the Governmental Account Debtor, and which agreement provides that: (X) the Lockbox Bank shall not enter into any agreement with respect to such Lockbox Account pursuant to which the Lockbox Bank agrees to comply with instructions originated by any Person, other than the Selling Subsidiary that owns the Lockbox Account, directing disposition of the funds in such Lockbox Account, and (Y) the Lockbox Bank shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Lockbox Account or the contents thereof, other than in respect of commercially reasonable fees and other items expressly consented to by Agent, and containing such other terms and conditions as Agent may require, including as to any such agreement pertaining to any Lockbox Account, providing that the

Lockbox Bank shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Collection Account all funds received or deposited into such Lockbox Account, unless the applicable Selling Subsidiary shall revoke such standing transfer instructions upon at least ten (10) days prior written notice to the Lockbox Bank and Agent or otherwise instruct the Lockbox Bank in writing, subject to the limitations set forth in the Deposit Account Restriction Agreement and the other Financing Documents; or (II) is otherwise in form and substance satisfactory to Agent.

      "DISTRIBUTIONS" means any management fees, salaries or other fees or compensation, lease or rental payments, repayments of or debt service on loans or other indebtedness, dividends or other distributions with respect to any of its stock, partnership or membership interests (as the case may be) now or hereafter outstanding, the purchase, redemption or other acquisition for value of any of its stock, partnership or membership interests (as the case may be) now or hereafter outstanding, or the return of any capital of its stockholders, partners or members. Purchases of Receivables by Borrower from the Selling Subsidiaries pursuant to the terms of the Account Sale Documents shall not constitute "DISTRIBUTIONS."

      "ELIGIBLE ACCOUNT" means an Account sold to Borrower which constitutes a Medicaid Receivable or VA Receivable (each as defined below) and was: (I) originated or generated by a Selling Subsidiary in the ordinary course of business from the rendition of Approved Goods or Services, (II) generated originally in the name of such Selling Subsidiary, and not acquired by such Selling Subsidiary via assignment or otherwise, and (III) validly transferred and sold to Borrower pursuant to the Account Sale Documents. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

      (A) the Account remains unpaid more than one hundred twenty (120) days past the claim or invoice date (but in no event more than one hundred fifty five
(155) days after the applicable Approved Goods or Services have been rendered or delivered);

      (B) the Account is not genuine, is evidenced by a judgment or is subject to any defense, set-off, recoupment, counterclaim, deduction, discount, credit chargeback or adjustment of any kind or the applicable Subsidiary is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, provided, however, that this subclause (b) shall not apply to any set-off or deduction unless and until such set-off or deduction shall have been applied by the applicable Account Debtor against such Account;

      (C) if the Account arises from the performance of services, the services have not actually been performed or the services were undertaken in material violation of any law, or the Account represents a progress billing for which services have not been fully and completely rendered;

      (D) the Account is subject to a Lien other than Permitted Liens;

      (E) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment, unless such chattel paper or instrument has been delivered to Agent;

      (F) the Account Debtor is an Affiliate or Subsidiary of Borrower, Beverly or any Subsidiary;

      (G) any covenant, representation or warranty contained in the Financing Documents with respect to such Account has been breached in any material respect

      (H) the Account has not been invoiced to the applicable Account Debtor within sixty (60) days following the date the applicable Approved Goods or Services were rendered or delivered, in accordance with such Subsidiary's credit and collection procedures (other than for residents/patients whose entitlement to Medicaid or VA reimbursement is pending);

      (I) the Account Debtor has its principal place of business or executive office outside the United States or the Account is payable in a currency other than United States dollars;

      (J) the Account does not arise from the sale or rendering of Approved Goods or Services;

      (K) the Account arises out of a cost report settlement account;

      (L) the Account was generated by a Selling Subsidiary from a Facility with respect to which any applicable Governmental Authority: (I) has revoked or suspended the applicable Medicaid or Medicare qualification pertaining to the Facility, or (II) has revoked or suspended any material healthcare permit pertaining to the Facility, and, in any case, such Account arose or was sold to the Borrower after the date of such Governmental Authority action and such Governmental Authority action has not been reversed or rescinded;

      (M) the Account was sold to Borrower from a Subsidiary that is subject to any voluntary or involuntary proceedings under the U.S. Bankruptcy Code;

      (N) any of the representations or warranties made by Borrower in Section
3.20 with respect to such Account or Account Debtor are otherwise untrue with respect thereto; or

      (O) (I) any of the representations or warranties made by any of the Subsidiaries with respect to such Account or Account Debtor in the relevant Account Sale Documents are otherwise untrue with respect thereto, or (II) the Selling Subsidiaries shall not have complied with any of the covenants or other agreements made by them with respect to such Account or Account Debtor in the relevant Account Sale Documents.

      "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

      "FACILITY" or "FACILITIES" mean one (1) or more of the nursing homes, elder care centers and other buildings and facilities owned or operated by any of the Selling Subsidiaries.

      "FINANCING DOCUMENTS" means this Agreement, any Notes, the Security Documents, the Information Certificate, any fee letter between Merrill Lynch and Borrower relating to the transactions contemplated hereby and all other documents, instruments and agreements contemplated herein or thereby and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

      "FISCAL YEAR" means a fiscal year of Borrower, ending on December 31 of each calendar year.

      "FITCH" means Fitch Ratings, Ltd.

      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

      "GOVERNMENTAL ACCOUNT DEBTOR" means any Account Debtor that is Medicaid or VA.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

      "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (I) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or
(II) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

      "HEALTHCARE LAWS" means, collectively, all applicable Laws relating to operation of nursing homes, skilled nursing facilities, intermediate care facilities, adult care facilities, patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, fee splitting, including without limitation, HIPAA, Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute," and all rules and regulations promulgated thereunder.

      "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

      "INDEMNITEES" has the meaning set forth in Section 9.2.

      "INFORMATION CERTIFICATE" means that certain Information Certificate of even date herewith executed by Borrower and delivered to Agent.

      "LAWS" means, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or presidential authority in the applicable jurisdiction, now or hereafter in effect, and in each case as amended or supplemented from time to time.

      "LC ISSUER" means a bank or trust company acceptable to Merrill Lynch and Borrower, as issuer of one or more Letters of Credit outstanding at any time.

      "LEHMAN AGENT" means the administrative agent under the Lehman Credit Agreement.

      "LEHMAN CREDIT AGREEMENT" means that certain Credit Agreement, dated as of October 22, 2003, among Beverly, as borrower, the several banks and other financial institutions or entities from time to time parties thereto as lenders, Lehman Brothers Inc., as advisor, sole lead arranger and sole bookrunner and Lehman Commercial Paper Inc., as administrative agent, as the same has been amended by that certain First Amendment to Credit Agreement dated May 13, 2004, and by that certain Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement dated June 17, 2004, and as the same may be further amended or restated, refinanced, supplemented or otherwise modified from time to time.

      "LENDER" means each of: (I) Merrill Lynch, (II) each other financial institution party hereto, (III) each other Person that becomes a holder of an Obligation pursuant to Section 11.6, (IV) Agent, to the extent of any other Loans made by Agent which have not been settled among the Lenders pursuant to
Section 10.13, and (V) the respective successors of all of the foregoing, and Lenders means all of the foregoing.

      "LETTER OF CREDIT" means a standby or "direct pay" letter of credit issued for the account of Borrower for the benefit of one (1) or more of Borrower's Affiliates by an LC Issuer which expires by its terms within one (1) year after the date of issuance. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one (1) or more successive one (1) year periods, provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date but only upon at least 30 days prior written notice to Borrower and Agent and provided further, no Letter of Credit may have a term that ends later than on the Commitment Expiry Date, and no renewal term may extend the term of the Letter of Credit to a date that is later than the Commitment Expiry Date unless, in either case, Borrower complies with the applicable terms and provisions of subsection 2.1(a)(iii) and subsection 2.1(e) with respect to such Letter of Credit.

      "LETTER OF CREDIT LIABILITIES" means, at any time of calculation, the sum of (I) the amount then available for drawing under all outstanding Letters of Credit (without regard to whether any conditions to drawing thereunder can then be met), to the extent subject to a Support Agreement plus (II) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous drawings made under such Letters of Credit, to the extent subject to a Support Agreement.

      "LETTER OF CREDIT REQUEST" means a written notice of a Responsible Officer, appropriately completed and substantially in the form of Exhibit D hereto and, in any event and to the extent applicable, specifying: (I) the anticipated date of issuance or increase of a Letter of Credit; (II) the expiry date of such Letter of Credit; (III) the proposed terms of such Letter of Credit, including the face amount; and (IV) the transactions or additional transaction or transactions that are to be supported or financed with such Letter of Credit or increase thereof.

      "LIBOR" means a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (a) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate, for the first day of each calendar month, for loans in U.S. dollars for the period of one (1) month under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time); divided by (b) the sum of one minus the daily average during the preceding month of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for "Eurocurrency Liabilities" (as defined therein). If Bloomberg Professional Service no longer reports the LIBOR or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index or replacement page, as the case may be.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "LOAN ACCOUNT" has the meaning set forth in subsection 2.5(b).

      "LOAN LIMIT" means, at any time, the lesser of: (I) the Borrowing Base and
(II) the Commitment.

      "LOCKBOX ACCOUNT" has the meaning set forth in subsection 2.2(c).

      "LOCKBOX BANK" has the meaning set forth in subsection 2.2(c).

      "LOANS" has the meaning set forth in subsection 2.2(a).

      "MARGIN STOCK" has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

      "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of: (I) the financial condition, operations, business or properties of the Beverly Group, taken as a whole, (II) the rights and remedies of Agent or Lenders under any Financing Document, or the ability of Beverly or Borrower to perform any of its obligations under any Financing Document to which it is a party, (III) the legality, validity or enforceability of any Financing Document, or (IV) the existence, perfection or priority of any security interest granted in any Financing Document or the value of any material Collateral or the ability to collect any portion of the Collateral.

      "MATURITY DATE" means the earlier to occur of: (I) October 6, 2008 and
(II) the date on which Agent or Required Lenders elect to terminate the Commitment pursuant to Section 8.2.

      "MAXIMUM LAWFUL RATE" has the meaning set forth in subsection 2.6(b).

      "MEDICAID" means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including: (I) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program, (II) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program, and (III) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

      "MEDICAID RECEIVABLE" shall mean any Receivable with respect to which the Obligor is a state Governmental Authority (or agent thereof) obligated to pay, pursuant to applicable Medicaid, public assistance or public welfare program statutes and regulations, promulgated pursuant to Title XIX of the Social Security Act and applicable state laws for services rendered to eligible beneficiaries thereunder and not in contravention of any statute or regulation applicable thereto.

      "MERRILL LYNCH" means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.

      "MOODY'S" means Moody's Investors Services, Inc.

      "NOTES" has the meaning set forth in Section 2.4.

      "OBLIGATIONS" means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed in a bankruptcy, insolvency or other, similar proceeding) or otherwise) of Borrower under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. The Obligations shall include, without limitation, all Reimbursement Obligations.

      "OFAC LISTS" means, collectively, the specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders.

      "OPERATIVE DOCUMENTS" means the Financing Documents and the Account Sale Documents.

      "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

      "OUTSTANDING BALANCE" means, with respect to any Account and as of any date of determination thereof, the amount (which amount shall not be less than zero dollars) equal to the amount originally billed by any Selling Subsidiary for such Account to the Account Debtor thereunder less: (I) all cash collections and other Proceeds of such Account received from or on behalf of the Account Debtor thereunder, and (II) all discounts or other modifications that reduce the amount due on such Account.

      "OUTSTANDINGS" means at any time of calculation the sum of, without duplication, the then existing aggregate outstanding principal amount of Loans and the then existing Letter of Credit Liabilities.

      "PARTICIPANT" has the meaning set forth in subsection 11.6(b).

      "PAYMENT ACCOUNT" means Agent's Deposit Account, as specified on the signature pages hereof below Agent's signature, or such other account as may be designated by Agent to Borrower in writing from time to time.

      "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings and with respect to which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made.

      "PERMITTED LIENS" means Liens permitted pursuant to Section 5.2.

      "PERSON" means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

      "PRO RATA SHARE" means, for all purposes (including without limitation the indemnification obligations arising under Section 10.6) with respect to any Lender, the percentage obtained by dividing: (I) the Commitment Amount of such Lender (or, in the event the Commitment shall have been terminated, such Lender's then existing Outstandings) by (II) the sum of the Commitment (or, in the event the Commitment shall have been terminated, the then existing Outstandings of all Lenders).

      "RATING AGENCY" means Moody's, S&P, Fitch or such other rating agency as may be acceptable to the Agent.

      "RECEIVABLES" shall mean each of (I) any Subsidiary's patient Accounts sold to Borrower pursuant to the Account Sale Documents and (II) any and all rights to receive payments due or to become due on such patient Accounts.

      "REIMBURSEMENT OBLIGATIONS" means, at any date, the obligations of Borrower then outstanding to reimburse Merrill Lynch for payments made by Merrill Lynch under a Support Agreement.

      "REPORTING COMPANY" means a reporting company under the Securities Act of 1934, as amended.

      "REQUIRED LENDERS" means at any time Lenders holding fifty one percent (51%) or more of the sum of the Commitment.

      "RESPONSIBLE OFFICER" means any of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of Borrower.

      "S&P" means Standard & Poor's Rating Services.

      "SECURITY DOCUMENTS" means any agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which Borrower, any Selling Subsidiary or any other Person either: (I) Guarantees payment or performance of all or any portion of the Obligations, (II) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, and/or (III) as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

      "SELLING SUBSIDIARIES" means one or more of the Subsidiaries of Beverly that operates one or more Facilities and generates Accounts that are sold to Borrower pursuant to the Account Sale Documents.

      "SETTLEMENT DATE" has the meaning set forth in subsection 10.13(a).

      "SPECIFIED SELLING SUBSIDIARY" means any Selling Subsidiary with respect to which all of the Medicaid Receivables generated by such Selling Subsidiary in any state are subject to the Account Sale Documents, and as of the Closing Date, are listed on Schedule 1.1 hereto.

      "STATED RATE" has the meaning set forth in subsection 2.6(b).

      "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, limited partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

      "SUPPORT AGREEMENT" has the meaning set forth in subsection 2.1(a).

      "SUPPORTING OBLIGATIONS" has the meaning ascribed to such phrase in the UCC.

      "TAXES" has the meaning set forth in Section 2.7.

      "U.S. BANKRUPTCY CODE" means title 11, United States Code.

      "UCC" means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

      "VA" means the United States Department of Veterans Affairs.

      "VA RECEIVABLE" shall mean any Receivable with respect to which the Obligor is the United States (or an agency thereof) obligated to pay, pursuant to applicable VA program statutes and regulations, for services rendered to eligible beneficiaries thereunder and not in contravention of any statutes or regulations applicable thereto.

      SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent (except for changes concurred with by Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Beverly Group delivered to Agent and each of the Lenders; provided, however, if: (A) Borrower shall object to determining compliance with the provisions of this Agreement on such basis by written notice delivered to Agent and the Lenders at the time of delivery of required financial statements due to any change in GAAP or the rules promulgated with respect thereto, or (B) Agent or the Required Lenders shall so object in writing by written notice delivered to Borrower within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Borrower to the Lenders as to which no such objection shall have been made. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. Agent and the Lenders may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts.

      SECTION 1.3 OTHER DEFINITIONAL PROVISIONS. References in this Agreement to "Articles," "Sections," "Annexes" or "Exhibits" shall be to Articles, Sections, Annexes or Exhibits of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include," "includes" and "including" shall be deemed to be followed by "without limitation." Except as otherwise specified herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.

                                   ARTICLE II
                           LOANS AND LETTERS OF CREDIT

      SECTION 2.1 LETTERS OF CREDIT AND LETTER OF CREDIT FEES.

      (A) LETTERS OF CREDIT. On the terms and subject to the conditions set forth herein, Agent will, prior to the Commitment Expiry Date, issue letters of credit or guarantees (each, a "SUPPORT AGREEMENT") to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, a Letter of Credit, so long as:

            (I) Agent shall have received a Letter of Credit Request at least five (5) Business Days before the relevant date of issuance, increase or extension;

            (II) after giving effect to such issuance or increase: (X) the amount of the aggregate Letter of Credit Liabilities under all Letters of Credit plus (Y) the amount of the Outstandings do not exceed the Loan Limit; and

            (III) if such Letter of Credit or Support Agreement is issued at any time during the ninety (90) day period immediately preceding the Commitment Expiry Date, Borrower deposits, with Agent for the benefit of all Lenders, cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liabilities to be available to Agent to reimburse payments of drafts drawn under such Letter of Credit and pay any fees and expenses related thereto.

In the event that any LC Issuer will not extend the expiry date of any Letter of Credit issued by it and has given notice of the same to the Agent, the Agent will promptly (and in any event within two (2) Business Days) notify the Borrower (or cause such LC Issuer to notify the Borrower) in writing of the same.

      (B) LETTER OF CREDIT FEE. Borrower shall pay to Agent, for the benefit of the Lenders which have committed to make Loans, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to two and 375/1000 percent (2.375%) of such Letter of Credit Liabilities; provided, however, upon the occurrence and during the continuance of a Default or Event of Default, such rate may be increased at the discretion of Agent to four and 375/1000 percent (4.375%). Such fee shall be payable in arrears on the first Business Day of each calendar quarter prior to the Maturity Date and on such date. In addition, Borrower agrees to pay promptly to the LC Issuer an amount equal to fifty percent (50%) of the aggregate amount of any customary fronting or other fees that it may charge in connection with any Letter of Credit; provided, however, the fees payable by Borrower pursuant to this sentence shall not, with respect to any Letter of Credit, exceed twenty five basis points (0.25%) of the face amount of such Letter of Credit.

      (C) REIMBURSEMENT OBLIGATIONS OF BORROWER. In connection with any request for a drawing under any Letter of Credit, Agent shall promptly notify Borrower of such request. If Agent shall then make a payment to an LC Issuer pursuant to a Support Agreement, Borrower shall immediately reimburse Agent for the amount of such payment and, to the extent that Borrower does not immediately reimburse Agent and to the extent doing so would not, to Agent's knowledge, cause the Outstandings to exceed the Loan Limit, Borrower shall be deemed to have requested a Loan in accordance with subsection 2.2(a) hereof, the proceeds of which will be used to satisfy such Reimbursement Obligations.

      (D) REIMBURSEMENT AND OTHER PAYMENTS BY BORROWER. The obligations of Borrower to reimburse Agent pursuant to subsection 2.1(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

            (I) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

            (II) the existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (III) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (IV) any affiliation between the LC Issuer and Agent; or

            (V) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      (E) DEPOSIT OBLIGATIONS OF BORROWER. In the event any Letters of Credit are outstanding at the time that Borrower is required to repay the Obligations in full (it being understood that the reimbursement of Reimbursement Obligations pursuant to and in accordance with the terms of subsection 2.1(c) shall not constitute such a required repayment of the Obligations in full) or the Commitment is terminated, Borrower shall deposit with Agent for the benefit of all Lenders cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liabilities at such time to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto. Upon termination of any such Letter of Credit, the deposit described in the preceding sentence shall be refunded to the Borrower to the extent not previously applied by Agent in the manner described herein.

      (F) PARTICIPATIONS IN SUPPORT AGREEMENTS.

            (I) Concurrently with the issuance of each Letter of Credit, Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender's Pro Rata Share of the Commitment, Agent's Support Agreement liabilities and obligations in respect of such Letters of Credit and Borrower's Reimbursement Obligations with respect thereto. If Borrower does not pay any Reimbursement Obligation when due, then Borrower shall be deemed to have immediately requested that Lenders make a Loan in a principal amount equal to such Reimbursement Obligation. Agent shall promptly notify Lenders of such deemed request and each Lender shall make available to Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by Agent to the LC Issuer for the account of Borrower in satisfaction of Reimbursement Obligations then owing by Borrower to such LC Issuer in respect of outstanding Letters of Credit.

            (II) If Agent makes any payment or disbursement under any Support Agreement and (X) Borrower has not reimbursed Agent in full for such payment or disbursement in accordance with subsection 2.1(c), (Y) a Loan may not be made pursuant to the immediately preceding clause (i), or (Z) any reimbursement received by Agent from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Borrower or otherwise, each Lender shall be irrevocably and unconditionally obligated to pay to Agent its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrower under subsection 2.1(c)). To the extent any Lender shall not have made such amount available to Agent by noon (Chicago time) on the Business Day on which such Lender receives notice from Agent of such payment or disbursement, such Lender agrees to pay interest on such amount to Agent forthwith on demand accruing daily at LIBOR for the first three (3) days following such Lender's receipt of such notice, and thereafter at a per annum rate equal to LIBOR plus two and 375/1000 percent (2.375%). Any Lender's failure to make available to Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to Agent such other Lender's Pro Rata Share of any such payment or disbursement.

      SECTION 2.2 LOANS AND BORROWINGS.

      (A) LOANS AND BORROWINGS.

Each Lender severally agrees to make Loans to Borrower from time to time as set forth herein equal to such Lender's Pro Rata Share of revolving loans ("LOANS") requested (or deemed requested) by Borrower solely for the purpose of satisfying Borrower's Reimbursement Obligations under subsection 2.1(c); provided, however, after giving effect thereto, the Outstandings shall not exceed the Loan Limit. Within the foregoing limits, Borrower may borrow (or be deemed to borrow) under this subsection 2.2(a), satisfy its Reimbursement

Obligations, prepay or repay Loans as required or permitted under this Section
2.2 and reborrow Loans pursuant to this subsection 2.2(a).

      (B) MANDATORY LOAN REPAYMENTS AND PREPAYMENTS.

            (I) The Commitment shall terminate upon the earlier to occur of: (A) the Commitment Expiry Date, and (B) the date on which Agent or Required Lenders elect to terminate the Commitment pursuant to Section 8.2, and there shall become due and Borrower shall pay on the Maturity Date, the entire outstanding principal amount of each Loan, together with accrued and unpaid interest thereon to but excluding the Maturity Date.

            (II) If, at any time, the Outstandings exceed the Loan Limit, then, on the next succeeding Business Day, Borrower shall, at Agent's election:
      (A) repay the Loans, cash collateralize Letter of Credit Liabilities in the manner specified in subsection 2.1(e), cancel outstanding Letters of Credit, reduce the face amounts of any outstanding Letters of Credit or any combination of the foregoing, in an aggregate amount equal to such excess; or (B) cease purchasing Accounts from Selling Subsidiaries pursuant to the Account Sale Documents, but continue to collect previously purchased Accounts, until the Borrowing Base equals or exceeds the amount of the Outstandings.

      (C) COLLECTION ACCOUNT AND LOCKBOX ACCOUNTS.

            (I) Borrower shall maintain a Deposit Account (the "COLLECTION ACCOUNT") with a United States depository institution reasonably acceptable to Agent (the "COLLECTION BANK"), subject to the provisions of this Agreement, and shall execute with such Collection Bank a Deposit Account Control Agreement and such other agreements related to the Collection Account as Agent may reasonably require.

            (II) Borrower shall cause each Specified Selling Subsidiary to maintain separate Deposit Accounts (each a "LOCKBOX ACCOUNT") with a United States depository institution reasonably acceptable to Agent (each a "LOCKBOX BANK"), subject to the provisions of this Agreement, and shall execute with such Lockbox Bank a Deposit Account Restriction Agreement and such other agreements reasonably and customarily related to such Lockbox Accounts as Agent may reasonably require. A separate Lockbox Account shall have been or be established and maintained for each Specified Selling Subsidiary. Borrower shall use its commercially reasonable efforts to ensure that all collections of Accounts purchased from each Specified Selling Subsidiary are paid directly from the applicable Account Debtors into the applicable Lockbox Account. All funds deposited into a Lockbox Account shall be transferred by the applicable Lockbox Bank into the Collection Account on each Business Day.

            (III) Borrower shall cause all collections of all Accounts purchased from Selling Subsidiaries other than Specified Selling Subsidiaries to be deposited into the Collection Account within two (2) Business Days following such Selling Subsidiary's receipt thereof.

            (IV) Notwithstanding anything in any documentation regarding or governing the Collection Account or any Lockbox Account to the contrary, Borrower agrees that either it or one of the Selling Subsidiaries shall be liable for any fees and charges in effect from time to time and charged by the Collection Bank or the applicable Lockbox Bank in connection with the Collection Account or the applicable Lockbox Account (as the case may be), and that Agent shall have no liability therefor. Borrower agrees to indemnify and hold Agent harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable attorneys' fees and expenses, arising from or relating to actions of Agent or the Collection Bank or any Lockbox Bank (as the case may be) pursuant to this subsection 2.2(c) or any documentation regarding or governing the Collection Account or any Lockbox Account.

            (V) To the extent that any collections of Accounts (or any other proceeds thereof) that are sold or otherwise transferred to Borrower pursuant to the Account Sale Documents are not sent directly to the Collection Account but are otherwise received by Borrower, Beverly or any Selling Subsidiary, Borrower shall cause such collections to be remitted within two (2) Business Days after such receipt, to the Collection Account. Borrower shall not permit or cause any such funds received by Borrower, Beverly or any Selling Subsidiary to be commingled with any other funds of any entity other than Borrower, Beverly or the Selling Subsidiaries.

            (VI) Borrower acknowledges and agrees that its compliance with the terms of this subsection 2.2(c) is essential, and that Agent will suffer immediate and irreparable injury and have no adequate remedy at law, if Borrower, through its acts or omissions, causes or knowingly permits Account Debtors which owe payment to a Specified Selling Subsidiary to send payments other than to a Lockbox Account pursuant to the terms of this subsection 2.2(c), or if any other Selling Subsidiary fails to deposit collections of Accounts or proceeds of other Collateral received by it into the Collection Account within two (2) Business Days as required by the terms of subsection 2.2(c)(v).

            (VII) Except as otherwise permitted by this Agreement or the Account Sale Documents, Borrower shall not, and Borrower shall not suffer or permit any Selling Subsidiary, to: (I) upon the occurrence and during the continuance of an Event of Default, withdraw any amounts from the Collection Account, (II) change the procedures or sweep instructions under the agreements governing the Collection Account or any of the Lockbox Accounts (subject to the provisions of such documents), or (III) to the extent such Selling Subsidiary is a Specified Selling Subsidiary, send to or deposit in any Lockbox Account any funds other than payments made with respect to and proceeds of Receivables.

            (VIII) In addition to any powers of attorney granted hereunder, if Borrower breaches its obligation to cause other Persons to direct payments of the proceeds of the Collateral to the Collection Account, to the extent permitted by applicable law, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for Borrower pursuant to such powers of attorney, may, by the signature or other act of any of Agent's officers (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of the Collateral to Borrower by directing payment to the Collection Account.

      SECTION 2.3 INTEREST, INTEREST CALCULATIONS AND CERTAIN FEES.

      (A) INTEREST. From and following the Closing Date, the Loans and the other Obligations (other than Obligations consisting of the Letter of Credit fees which are governed by the provisions of subsection 2.1(b)) shall bear interest at a rate equal to LIBOR plus two and 375/1000 percent (2.375%) per annum; provided, however, upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate equal to a rate per annum equal to the sum of two percent (2%) plus the then applicable interest rate for such Loans.

      (B) UNUSED LINE FEE. From and following the Closing Date, Borrower shall pay Agent, for the benefit of all Lenders committed to make Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to: (I) the Commitment less the average daily balance of the Outstandings during the preceding calendar quarter, multiplied by (II) one half of one percent (0.50%) per annum. Such fee shall be paid quarterly in arrears on the first day of each calendar quarter.

      (C) COMMITMENT AND AGENCY FEES. Borrower agrees to pay to Merrill Lynch, individually, the following fees in the amounts and at the times set forth below:

            (I) on the Closing Date, a fully-earned, non-refundable commitment fee in an amount equal to one and 125/1000 percent (1.125%) of the Commitment as of the Closing Date; and

            (II) a fully-earned, non-refundable annual agent's fee in the amount of $30,000, which shall be fully earned, due and payable annually, in advance, commencing on the Closing Date and continuing on each anniversary thereof so long as any Loan or Letter of Credit (or the Commitment) is outstanding.

      (D) COMPUTATION OF INTEREST AND RELATED FEES. All interest and fees under each Financing Document shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on Loans shall be payable on the last day of each calendar month. In addition, interest is due on the maturity of all Loans, whether by acceleration or otherwise.

      (E) INCREASED COSTS. If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (I) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the LIBOR pursuant to the provisions of this Agreement), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (II) shall impose on any Lender any other condition affecting its Loans, its Notes or its obligation to make Loans; and the result of anything described in clauses (i) or
(ii) above is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty
(180) days prior to the date on which such Lender first made demand therefor.

      (F) CAPITAL ADEQUACY. If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Support Agreement to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

      SECTION 2.4 NOTES. The portion of the Loans made by each Lender shall, at the request of such Lender, be evidenced by a promissory note executed by Borrower (a "NOTE") in an original principal amount equal to such Lender's Pro Rata Share of the Commitment.

      SECTION 2.5 GENERAL PROVISIONS REGARDING PAYMENT; LOAN ACCOUNT.

      (A) All payments to be made by Borrower under any Financing Document, including payments of principal and interest on the Notes, and all fees, expenses, indemnities and reimbursements, shall be made without set-off or counterclaim, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Borrower shall make all payments in immediately available funds to the Payment Account before noon (Chicago time) on the date when due.

      (B) Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record Loans and other extensions of credit made by the Lenders hereunder, and all payments thereon made by Borrower or any other Person. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Agent by Borrower manifest evidence to the contrary; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay all amounts owing hereunder or under any other Financing Document. Unless Borrower notifies Agent in writing of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty (30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

      SECTION 2.6 MAXIMUM INTEREST.

      (A) In no event shall the interest charged with respect to the Notes or any other obligations of Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction.

      (B) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any other Financing Document (the "STATED RATE") would exceed the highest rate of interest permitted under any applicable law to be charged (the "MAXIMUM LAWFUL RATE"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

      (C) In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

      (D) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

      SECTION 2.7 TAXES.

      (A) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding taxes imposed on or measured by Agent's or any Lender's net income by the jurisdiction under which Agent or such Lender is organized or conducts business (all non-excluded items being called "TAXES"). If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will: (I) pay directly to the relevant authority the full amount required to be so withheld or deducted; (II) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (III) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which Agent or such Lender first made demand therefor.

      (B) If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

      (C) Each Lender that is: (I) organized under the laws of a jurisdiction other than the United States of America and (II)(A) a party hereto on the Closing Date or (B) becomes an assignee of an interest under this Agreement under subsection 11.6(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrower and Agent one or more (as Borrower or Agent may reasonably request) Forms W-8ECI, W-8BEN, W-8IMY (as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section 2.7 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

      SECTION 2.8 CREDIT RATING DOWNGRADES. In the event any Rating Agency downgrades Beverly to a credit rating below "B+" (as currently used by S&P or a rating with similar meaning issued by another Rating Agency), Borrower shall promptly notify Agent of such downgrade, and if Beverly is unable to raise its credit rating to "B+" (or its equivalent) or better with each such "downgrading" Rating Agency within ninety (90) days following each such downgrade, Borrower will, within one hundred twenty (120) days following each such downgrade: (I) reduce the amount of outstanding Letters of Credit, and/or
(II) amend, until Beverly's credit rating is upgraded to "B+" (or its equivalent) or better with each such "downgrading" Rating Agency, the definition of "BORROWING BASE" such that: (A) the seventy five percent (75%) factor described in clause (i) therein is replaced with sixty five percent (65%), and
(B) the ninety five percent (95%) factor described therein is replaced with one hundred percent (100%). If necessary to effect the revision of the definitions described in clause (ii) above, and thereafter to maintain compliance with the terms of this Agreement and the other Financing Documents, Borrower shall cease purchasing Accounts under the Account Sale Documents, but shall continue to collect previously purchased Accounts until the Borrowing Base equals or exceeds the outstanding amount of the Letters of Credit.

                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES

      To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Agent and each Lender that:

      SECTION 3.1 EXISTENCE AND POWER. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has an organizational identification number as specified on Schedule 3.1, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. Borrower is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on
Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Pursuant to its Organizational Documents, Borrower's corporate purpose is limited solely to entering into and conducting the transactions contemplated by the Operative Documents, together with engaging in activities which are reasonably incidental thereto.

      SECTION 3.2 ORGANIZATION AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Borrower of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary corporate action, require no further action by or in respect of, or filing with, any governmental body, agency or official (other than those actions and filings taken and duly filed, as the case may be, on or prior to the Closing Date, as set forth on Schedule 3.2) and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.3 BINDING EFFECT. Each of the Operative Documents to which Borrower is a party constitutes a valid and binding agreement or instrument of Borrower, enforceable against Borrower in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

      SECTION 3.4 CAPITALIZATION. All issued and outstanding equity securities of Borrower are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens, and such equity securities were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The only holder of the equity securities of Borrower and the one hundred percent (100%) holder of the fully-diluted ownership of the equity securities of Borrower is Beverly. No shares of the capital stock or other equity securities of Borrower, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Borrower of any equity securities of any such entity. Borrower has no Subsidiaries and holds no equity interest in any Person.

      SECTION 3.5 FINANCIAL INFORMATION.

      (A) The consolidated balance sheet of the Beverly Group as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP, copies of which have been delivered to Agent, fairly present, in conformity with GAAP, the consolidated financial position of the Beverly Group as of such date, and their consolidated results of operations, changes in stockholders' equity and cash flows for such period.

      (B) The unaudited consolidated balance sheet of the Beverly Group as of June 30, 2004 (which includes the Borrower) and the related unaudited consolidated statements of operations and cash flows for the six (6) months then ended, copies of which have been delivered to Agent, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection 3.5(a), the consolidated financial position of the Beverly Group as of such date and their consolidated results of operations and cash flows for the six (6) months then ended (subject to normal year-end adjustments and the condensed footnote disclosures).

      (C) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct in all material respects and the amounts shown therein as "Eligible Accounts" have been determined as provided in the Financing Documents.

      (D) Since December 31, 2003, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of the Beverly Group, taken as a whole.

      (E) Except as contemplated by the Operative Documents, Borrower has no other assets or liabilities, nor conducts any other business operations.

      SECTION 3.6 LITIGATION. There is no action, suit or proceeding pending against, or to Borrower's knowledge threatened against or affecting Borrower or, to Borrower's knowledge, any party to any Operative Document other than Borrower, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.7 OWNERSHIP OF PROPERTY. Borrower has good, marketable and indefeasible title to, rights in and the power to transfer its properties and assets, including the Collateral and the properties and assets reflected in the financial statements described in Section

3.5, subject to no Lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. Borrower has not agreed or consented to cause any of its properties or assets, whether owned now or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to any Lien, mortgage, pledge, encumbrance or charge of any kind other than Permitted Liens. All of the Collateral, and all other property and assets of Borrower that are necessary to the conduct of Borrower's business, is owned by Borrower or the rights to same are held by Borrower in its name, and none of the Collateral, or any such property or assets are owned or the rights thereto held in the name of any other entity.

      SECTION 3.8 NO DEFAULT. No Default or Event of Default has occurred and is continuing and Borrower is not in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.9 RESERVED.

      SECTION 3.10 REGULATED ENTITIES. Borrower is not an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," all within the meaning of the Investment Company Act of 1940. Borrower is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," all within the meaning of the Public Utility Holding Company Act of 1935.

      SECTION 3.11 MARGIN REGULATIONS. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.

      SECTION 3.12 COMPLIANCE WITH LAWS. Borrower is in compliance with the requirements of all applicable Laws and all requests of governmental authorities, except for such Laws and requirements, the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.13 TAXES. Except to the extent subject to a Permitted Contest, all Federal, state and local tax returns, reports and statements required to be filed by or on behalf of Borrower have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all Taxes and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes required to be paid by Borrower have been paid. Except to the extent subject to a Permitted Contest, all Federal and state returns have been filed by Borrower for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

      SECTION 3.14 RESERVED.

      SECTION 3.15 RELATED TRANSACTIONS. The transactions contemplated to have occurred on or prior to the date hereof by the Account Sale Documents have been consummated in all material respects pursuant to the provisions of the Account Sale Documents, true and complete copies of which have been delivered to Agent, and in compliance with all applicable provisions of law. The transactions contemplated by the other Operative Documents to be consummated on or prior to the date hereof have been so consummated (including without limitation, the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Operative Documents, true and complete copies of which have been delivered to Agent, and in compliance with all applicable provisions of law. Borrower has no Subsidiaries and holds no equity interest in any Person.

      SECTION 3.16 EMPLOYMENT, EQUITYHOLDERS AND SUBSCRIPTION AGREEMENTS. Borrower has no employees. Except for the Operative Documents and the other agreements set forth on Schedule 3.16, as of the Closing Date, there are no: (I) employment agreements covering the management of Borrower, (II) agreements for managerial, consulting or similar services to which Borrower is a party or by which it is bound, or (III) agreements regarding Borrower, its assets or operations or any investment therein to which it is a party or by which it is bound.

      SECTION 3.17 REAL PROPERTY INTERESTS. Borrower has no ownership, leasehold or other interest in real property.

      SECTION 3.18 SOLVENCY. Borrower: (A) owns and will own assets, the fair saleable value of which are: (I) greater than the total amount of its liabilities (including contingent liabilities), and (II) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (B) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (C) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

      SECTION 3.19 FULL DISCLOSURE. None of the information (financial or otherwise) furnished by or on behalf of Borrower to Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, including without limitation, the information set forth in the Information Certificate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Agent and the Lenders have been prepared in good faith on the basis of the assumptions stated therein. Such projections represent Borrower's best estimate of Borrower's future financial performance and such assumptions are believed by Borrower to be fair in light of current business conditions; provided that Borrower can give no assurance that such projections will be attained.

      SECTION 3.20 ELIGIBLE ACCOUNTS. Borrower represents that, with respect to each Eligible Account:

      (A) such Account is an Eligible Account;

      (B) the aging of such Eligible Account, as reflected in each applicable Borrowing Base Certificate and other information submitted to Agent, reflects the age of such Eligible Account from the original service date and not from the date of any re-billing of the Eligible Account;

      (C) such Account is for a liquidated amount maturing as stated in the claim or invoice covering such sale or rendition of Approved Goods and Services;

      (D) to the Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any such Eligible Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Agent with respect thereto, including, without limitation, the failure of a Selling Subsidiary to provide Approved Goods and Services in a manner that complies in all material respects with all Laws applicable to the payment therefor;

      (E) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor under the Account which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

      (F) each Selling Subsidiary has obtained and currently has government approvals (other than for residents/patients whose entitlement to Medicaid or VA reimbursement is pending) that are necessary in the generation of such Accounts;

      (G) each such Account has been validly and fully transferred from the applicable Selling Subsidiary to Borrower pursuant to the Account Sale Documents;

      (H) Agent has a perfected, first-priority security interest in such Account to secure the Obligations, subject to Permitted Liens;

      (I) except in the ordinary course of business and consistent with historical practices, neither Borrower nor any Selling Subsidiary has made, and will not make, any agreement with any Account Debtor for any extension of the time for payment of such Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom;

      (J) except in the ordinary course of business and consistent with historical practices, neither Borrower nor, to the knowledge of Borrower, any Selling Subsidiary has any guaranty of, letter of credit support for, or collateral security for, such Account; and

      (K) the fees and charges charged for the services constituting the basis for such Account were when rendered consistent with negotiated fee contracts or imposed fee schedules with or by the applicable Account Debtors.

      SECTION 3.21 REPRESENTATIONS AND WARRANTIES INCORPORATED FROM OTHER OPERATIVE DOCUMENTS. As of the Closing Date, each of the representations and warranties made in the Operative Documents by each of the parties thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

      Borrower agrees that, so long as any Credit Exposure exists:

      SECTION 4.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to the Lenders hereunder, and will deliver to Agent:

      (A) (I) as soon as practicable and in any event within forty five (45) days after the end of each of the first three (3) quarterly fiscal periods of each Fiscal Year, (A) so long as Beverly is a Reporting Company, a copy of Beverly's Form 10Q filed with the Securities and Exchange Commission for each such fiscal quarter and (B) if Beverly is not a Reporting Company, an unaudited consolidated balance sheet of the Beverly Group and an unaudited consolidated balance sheet of Borrower as at the end of such quarterly fiscal period and the related unaudited consolidated statements of operations and of cash flows for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous Fiscal Year, all in reasonable detail, and in each case, such financial statements shall be certified by a Responsible Officer as fairly presenting the financial condition and results of operations of the Beverly Group and of Borrower and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of the Beverly Group, subject to changes resulting from normal year-end adjustments and excluding footnote disclosures; and (II) as soon as available, but in any event not later than forty five (45) days after the end of each month occurring during each fiscal year of Beverly, the following: (A) a current aging of all of Borrower's Accounts and (B) a current roll-forward of all of Borrower's Accounts, all of which shall be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

      (B) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (A) so long as Beverly is a Reporting Company, a copy of Beverly's Form 10K filed with the Securities and Exchange Commission for each such Fiscal Year and (B) if Beverly is not a Reporting Company, a consolidated balance sheet of the Beverly Group as of the end of such Fiscal Year and the related consolidated statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year certified (solely with respect to such consolidated statements) without a "going concern" or like qualification or exception by Ernst & Young LLP or other independent public accountants of nationally recognized standing, all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

      (C) together with each delivery of financial statements pursuant to subsections 4.1(a) and 4.1(b), a Compliance Certificate;

      (D) as soon as available and in any event within five (5) Business Days after each Distribution Date (as such terms defined in the Account Sale Documents), and from time to time upon the request of Agent, a Borrowing Base Certificate as of the last day of the month ended prior to the most recent Distribution Date;

      (E) within five (5) days after the same are sent, copies of all financial statements and reports that Beverly sends to the holders of any class of its debt securities or public equity securities and, within five (5) days after the same are filed, to the extent not publicly available, copies of all financial statements and reports that Beverly may make to, or file with, the Securities and Exchange Commission;

      (F) promptly upon any officer of Borrower obtaining knowledge: (I) of the existence of any Event of Default or Default, or (II) the occurrence of any event which would be required to be disclosed to the Lehman Agent under Section 6.7(b) of the Lehman Credit Agreement, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action Borrower has taken, is taking or proposes to take with respect thereto;

      (G) within five (5) Business Days after any request therefor, such information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Agent or any Lender may reasonably request;

      (H) upon the request of Agent, which may be made not more than once each year prior to an Event of Default and at any time (but not more often than quarterly) while and so long as an Event of Default shall be continuing, (I) a report with respect to the Borrowing Base by Ernst & Young LLP or another independent collateral auditor of nationally-recognized standing satisfactory to Agent (which may be, or be affiliated with, a Lender); and (II) solely if an Event of Default shall be continuing, an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the components of the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Borrower); and

      (I) with reasonable promptness, such other information and data with respect to Borrower as from time to time may be reasonably requested by Agent or any Lender.

      SECTION 4.2 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrower will: (I) pay and discharge, at or before maturity, all of its respective obligations and liabilities, including tax liabilities, except: (X) where the same may be the subject of a Permitted Contest, and (Y) for such obligations and/or liabilities the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect; (II) maintain, in accordance with GAAP, appropriate reserves for the accrual of all of its respective obligations and liabilities; and (III) not breach or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Borrower will continue to engage in business of the same general type as it now conducts and will preserve, renew and keep in full force and effect its existence and its rights, privileges and franchises necessary or reasonably desirable in the normal conduct of business.

      SECTION 4.4 COMPLIANCE WITH LAWS. Borrower will comply with the requirements of all applicable Laws and requirements of Governmental Authorities, except for such Laws and requirements the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.5 INSPECTION OF PROPERTY, BOOKS AND RECORDS. Borrower will keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit at the reasonable cost of Borrower, representatives of Agent and of any Lender (but at such Lender's expense unless such visit or inspection is made concurrently with Agent) to visit and inspect any of its properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of its Accounts as provided herein and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give Borrower commercially reasonable prior written notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.

      SECTION 4.6 USE OF PROCEEDS. Borrower will use the proceeds of the Loans solely to satisfy its Reimbursement Obligations arising under subsection 2.1(c) with respect to Letters of Credit.

      SECTION 4.7 FURTHER ASSURANCES. Borrower will at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be reasonably necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect a first priority Lien in favor of Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof).

      SECTION 4.8 NOTICES TO LENDER. Borrower shall notify Agent within three
(3) Business Days (but in any event prior to Borrower submitting any further requests for Loans or Letters of

Credit) following the occurrence of any of the following facts, events or circumstances, whether threatened, existing or pending, together with such supporting data and information as shall be necessary to explain to Agent in reasonable detail the scope and nature of the fact, event or circumstance, and shall provide to Agent within three (3) Business Days of Agent's request, such additional information as Agent shall request regarding such disclosure:

      (A) that any Selling Subsidiary is currently or hereafter becomes subject to any federal, state, local governmental or private payor civil or criminal investigations involving and/or related to its compliance with Healthcare Laws, to the extent such event could reasonably be expected to have or result in a Material Adverse Effect;

      (B) that an owner, officer, manager, employee or Person with a "direct or indirect ownership interest" (as that phrase is defined in 42 C.F.R. Section 420.201) in any Selling Subsidiary, since the Closing Date or prior to the Closing Date (solely to the extent pending on the Closing Date): (I) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. Section 1320a-7a or is the subject of a proceeding seeking to assess such penalty; (II) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. Section 1320a-7b) or is the subject of a proceeding seeking to assess such penalty; (III) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of those offenses described in 42 U.S.C. Section 1320a-7b or 18 U.S.C. Sections 669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; or (IV) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. Sections 3729-3731 or qui tam action brought pursuant to 31 U.S.C. Section 3729 et seq., in each case to the extent they have had or could, either individually or taken together, reasonably be expected to have or result in a Material Adverse Effect;

      (C) any claims, actions or appeals before any commission, board or agency charged with administering Healthcare Laws or programs operated under Healthcare Laws (including without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of CMS) with respect to any state or federal Medicare or Medicaid cost reports or claims filed by Borrower, or any disallowance by any commission, board or agency in connection with any audit of such cost reports, in each case to the extent they have had or could, either individually or taken together, reasonably be expected to have or result in a Material Adverse Effect;

      (D) any validation review, program integrity review or reimbursement audits related to any Selling Subsidiary by any commission, board or agency in connection with the Medicare or Medicaid programs, to the extent they have had or could, either individually or taken together, reasonably be expected to have or result in a Material Adverse Effect;

      (E) any restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Medicare and Medicaid certifications or state or local licensure of any Selling Subsidiary, to the extent they have had or could, either individually or taken together, reasonably be expected to have or result in a Material Adverse Effect;

      (F) the voluntary disclosure by any Selling Subsidiary to the Office of the Inspector General of the United States Department of Health and Human Services, a Medicare fiscal intermediary or any state's Medicaid program of a potential overpayment matter involving the submission of claims to such payor, in each case to the extent such potential overpayment could reasonably be expected to have or result in a Material Adverse Effect;

      (G) receipt by any Selling Subsidiary of any notice or communication from the Joint Commission on Accreditation of Healthcare Organizations that a Facility of a Selling Subsidiary is: (I) subject to or is required to file a plan of correction with respect to any accreditation survey, or (II) in danger of losing its accreditation due to a failure to comply with a plan of correction, and, in each case, such event could reasonably be expected to have or result in a Material Adverse Effect;

      (H) the filing of any lawsuits alleging patient abuse which have had or could reasonably be expected to have or result in a Material Adverse Effect or the issuance of correspondence by a Governmental Authority regarding or the institution of formal written charges alleging or pursuing licensing violations involving any Selling Subsidiary, to the extent such licensing violations could reasonably be expected to have or result in a Material Adverse Effect;

      (I) any health care survey report related to licensure or certification (including, without limitation, an annual or biannual Medicare or Medicaid certification survey report) which includes any statement of deficiencies pertaining to Borrower or any of its Facilities, to the extent they have had or could, either individually or taken together, reasonably be expected to have or result in a Material Adverse Effect; and/or

      (J) any revocation, suspension, termination, probation, restriction, limitation, denial, or nonrenewal affecting any Selling Subsidiary with respect to any Medicare and/or Medicaid participation or provider agreement, certification, billing number, assignment (via CMS 855 forms or otherwise), billing agent or electronic funds transfer instruction, to the extent they have had or could, either individually or taken together, reasonably be expected to have or result in a Material Adverse Effect.

                                    ARTICLE V
                               NEGATIVE COVENANTS

      Borrower agrees that, so long as any Credit Exposure exists:

      SECTION 5.1 DEBT. Borrower will not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt or any contingent obligations which would be Debt hereunder if they were non-contingent, except for the Obligations.

      SECTION 5.2 LIENS. Borrower will not directly or indirectly create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Liens created by the Security Documents.

      SECTION 5.3 CONTINGENT OBLIGATIONS. Borrower will not directly or indirectly create, assume, incur or suffer to exist any contingent obligations, except for those arising in respect of the Letter of Credit Liabilities under the Financing Documents.

      SECTION 5.4 RESTRICTED DISTRIBUTIONS. After the occurrence and during the continuance of an Event of Default, Borrower shall not make any Distributions to any of its Affiliates, to any shareholder, member, partner or other person holding an equity interest in Borrower or to any other Person related to or affiliated with any of the foregoing; provided, however, Borrower may sell receivables as contemplated by Section 2.3 of the Account Sale Documents.

      SECTION 5.5 RESTRICTIVE AGREEMENTS. Borrower will not directly enter into or assume any agreement (other than the Financing Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

      SECTION 5.6 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Borrower will not directly or indirectly: (I) consolidate or merge with or into any other Person, or (II) sell, lease, license or otherwise transfer, directly or indirectly, any of its assets, other than as specifically permitted by the terms of the Account Sale Documents .

      SECTION 5.7 PURCHASE OF ASSETS, SUBSIDIARIES. Borrower will not directly or indirectly acquire any assets other than the Accounts to be purchased under the Account Sale Documents and the proceeds thereof. Without limiting the generality of the foregoing, Borrower will not: (I) acquire or create any Subsidiary or (II) engage in any joint venture or partnership with any other Person.

      SECTION 5.8 TRANSACTIONS WITH AFFILIATES. Except: (I) as otherwise disclosed on Schedule 5.8, (II) as specifically permitted by the terms of the Account Sale Documents, and (III) for transactions that are disclosed to Agent in writing in advance of being entered into and which contain terms that are no less favorable to Borrower than those which might be obtained from a third party not an Affiliate of Borrower, Borrower will not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower.

      SECTION 5.9 MODIFICATION OF OTHER DOCUMENTS. Borrower will not directly or indirectly amend or otherwise modify: (I) except for such amendments or other modifications required by law and fully disclosed to Agent, any Organizational Documents of such Person (other than amendments to remove independent director requirements and other "bankruptcy-remoteness" provisions), or (II) any Operative Documents (other than modifications thereto which only add additional Selling Subsidiaries to the Account Sale Documents in accordance with their terms), unless the Agent shall have consented thereto in writing, which consent shall not be unreasonably withheld or delayed.

      SECTION 5.10 FISCAL YEAR. Borrower will not change its Fiscal Year.

      SECTION 5.11 CONDUCT OF BUSINESS. Except as contemplated by the Operative Documents, Borrower will not directly or indirectly own any other assets or liabilities or conduct any other business operations.

      SECTION 5.12 FEES. Borrower will not directly or indirectly pay or become obligated to pay any management, consulting or similar advisory fees or other similar amounts.

      SECTION 5.13 LEASE. Borrower will not directly or indirectly incur or assume (whether pursuant to a Guarantee or otherwise) any liability under any lease agreement.

      SECTION 5.14 BANK ACCOUNTS. Borrower will not directly or indirectly establish any new bank account without prior written notice to Agent and unless Agent, Borrower and the bank at which the account is to be opened enter into an agreement substantially similar to the Deposit Account Control Agreement regarding such new bank account.

                                   ARTICLE VI
                               FINANCIAL COVENANTS

      SECTION 6.1 MINIMUM BORROWING BASE. Borrower agrees that, so long as any Obligations are outstanding, Borrower will maintain a Borrowing Base of at least $20,000,000 at all times.

                                   ARTICLE VII
                                   CONDITIONS

      SECTION 7.1 CONDITIONS TO CLOSING. The obligation of each Lender to make any Loans and of Agent to issue any Support Agreements on the Closing Date shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance satisfactory to Agent, and to the consummation of the following conditions precedent, each to the satisfaction of Agent and Lenders in their sole discretion:

      (A) evidence of the consummation of the transactions contemplated by the Operative Documents;

      (B) the payment of all fees, expenses and other amounts due and payable under each Financing Document;

      (C) the satisfaction of Agent as to the absence, since March 31, 2004, of any material adverse change in any aspect of the business, operations, properties or condition (financial or otherwise) of Borrower or any event or condition which could reasonably be expected to result in such a material adverse change;

      (D) the receipt of the initial Borrowing Base Certificate, prepared as of the Closing Date, which certificate shall evidence a Borrowing Base of not less than $20,000,000 prior to giving effect to any initial issuances of Letters of Credit on the Closing Date and the consummation of the transactions contemplated by the Operative Documents; and

      (E) receipt by Agent of such other documents, instruments and/or agreements as Agent may reasonably request.

      SECTION 7.2 CONDITIONS TO EACH LOAN, ISSUANCE OF LETTER OF CREDIT, AND SUPPORT AGREEMENT. The obligation of the Lenders to make a Loan or of Agent to issue any Letter of Credit or issue any Support Agreement (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

      (A) with respect to the issuance of any Letter of Credit or Support Agreement, receipt by Agent of a Letter of Credit Request in accordance with subsection 2.1(a);

      (B) the fact that, immediately after such borrowing and after application of the proceeds thereof (or after such issuance, as the case may be), the Outstandings will not exceed the Loan Limit;

      (C) the fact that, immediately before and after giving effect to such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing; and

      (D) the fact that the representations and warranties of each Borrower and Beverly contained in the Financing Documents shall be true and correct in all material respects (unless any such representation or warranty is already qualified by materiality, in which event it shall be true and correct in all respects) on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date.

Each borrowing, each issuance of a Letter of Credit and each giving of a Letter of Credit Request hereunder shall be deemed to be a representation and warranty by Borrower on the date of such borrowing, issuance or giving as to the facts specified in subsections 7.2(b), 7.2(c) and 7.2(d).

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

      SECTION 8.1 EVENTS OF DEFAULT. For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "EVENT OF DEFAULT":

      (A) Borrower shall fail to pay: (I) when and as required to be paid herein, any principal of any Loan or any Reimbursement Obligation, or (II) within five (5) days after the same shall become due, any interest, premium or fee under any Financing Document or any other amount payable under any Financing Document;

      (B) Borrower shall fail to observe or perform any covenant contained in subsection 2.2(c), Section 4.1, Section 4.7, Section 4.8, Article V, Article VI or Article IX;

      (C) Borrower or Beverly defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of: (I) receipt by Borrower of notice from Agent or Required Lenders of such default, or (II) actual knowledge of Borrower or Beverly of such default;

      (D) any representation or warranty made by Borrower, Beverly or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

      (E) Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

      (F) an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereafter in effect;

      (G) one (1) or more judgments or orders for the payment of money aggregating in excess of $100,000 shall be rendered against Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days;

      (H) Beverly shall cease to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of Borrower;

      (I) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien other than the Permitted Liens, or Borrower shall so assert in writing;

      (J) Borrower shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of ten (10) Business Days;

      (K) (I) any of the Operative Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert in writing, or (II) Beverly or any of the Selling Subsidiaries shall default in their obligations to any "Bank Indemnified Person" arising under (or otherwise breach any of the covenants and agreements set forth in) Section 5.4 of that certain Receivables Purchase and Sale Agreement dated as of even date herewith by and among Beverly and each of the Selling Subsidiaries; or

      (L) there shall occur any "Event of Default" under the Lehman Credit Agreement (as such term is defined therein) or the Lehman Credit Agreement shall not be renewed, replaced, refinanced or otherwise repaid in full on or prior to the maturity date thereof.

      SECTION 8.2 ACCELERATION AND SUSPENSION OR TERMINATION OF COMMITMENT. Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders: (I) by notice to Borrower suspend or terminate the Commitment, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Pro Rata Share of the Commitment), and/or (II) by notice to the Borrower declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same; provided, however, in the case of any of the Events of Default specified in subsections 8.1(e) or 8.1(f) above, without any notice to Borrower or any other act by Agent or the Lenders, the Commitment shall thereupon terminate and all of the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same.

      SECTION 8.3 CASH COLLATERAL. If: (I) any Event of Default specified in subsections 8.1(e) or 8.1(f) shall occur, (II) the Obligations shall have otherwise been accelerated pursuant to Section 8.2, or (III) the Commitment shall have been terminated pursuant to Section 8.2, then without any request or the taking of any other action by Agent or the Lenders, Borrower shall immediately comply with the provisions of subsection 2.1(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liabilities and future payment of related fees.

      SECTION 8.4 SETOFF RIGHTS. During the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply, in each case to the extent permitted by Law, any and all: (I) balances held by such Lender at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower), and
(II) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Borrower agrees, to the fullest extent permitted by Law, that any Lender may exercise its right to set off with respect to the Obligations as provided in this Section 8.4.

      SECTION 8.5 APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default: (I) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower or any guarantor of all or any part of the Obligations, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (II) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities and expenses incurred by or owing to Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the U.S. Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

                                   ARTICLE IX
                 EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM

      SECTION 9.1 EXPENSES. Borrower hereby agrees to promptly pay: (I) all reasonable and out-of-pocket costs and out-of-pocket expenses of Agent (including, without limitation, the reasonable costs, expenses and fees of counsel to the Agent and of independent appraisers and consultants retained by Agent) in connection with (A) the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents (provided that the Borrower shall not be required to pay such costs, expenses and fees pursuant to this subclause (A) in excess of $110,000 in the aggregate), (B) in connection with the performance by Agent of its rights and remedies under the Financing Documents and (C) in connection with the continued administration of the Financing Documents including any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, (II) without limitation of the preceding clause (i), all reasonable out-of-pocket expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, (III) without limitation of the preceding clause (i), reasonable out-of-pocket expenses of Agent in connection with protecting, maintaining or selling any Collateral and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents, and (IV) all costs and expenses incurred by Lenders in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents; provided, however, to the extent that the costs and expenses referred to in this clause
(iv) consist of fees, costs and expenses of counsel, Borrower shall be obligated to pay such fees, costs and expenses for only one counsel acting for all Lenders (other than Agent); and provided, further, that so long as no Event of Default shall exist or be continuing, Borrower shall not be required to pay in excess of $20,000 per year in fees incurred by Agent in respect of any collateral audit or examination, and the amount of any such other fees earned by Agent and required under this Agreement to be reimbursed by Borrower shall be negotiated by the parties at the time of the incurrence of such other fees; and provided, further, that the Borrower shall not be required to pay the fees of independent appraisers and consultants retained by Agent for the purposes of any collateral audit or examination unless an Event of Default shall have occurred and be continuing.

      SECTION 9.2 INDEMNITY. Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees and counsel of Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, reasonable costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Loans and Letters of Credit, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

      SECTION 9.3 TAXES. Borrower agrees to pay all governmental assessments, charges or taxes (subject to the terms of Section 2.7 and except income or other similar taxes imposed on Agent or Lenders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement or the other Financing Documents or the issuance of the Notes or Letters of Credit and to indemnify and hold Agent and Lenders harmless against liability in connection with any such assessments, charges or taxes.

      SECTION 9.4 RIGHT TO PERFORM. If Borrower or Beverly fails to perform any obligation hereunder or under any other Financing Document which results in a Default or an Event of Default, Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrower's expense and Borrower agrees to reimburse Agent therefor on demand.

                                    ARTICLE X
                                      AGENT

      SECTION 10.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Financing Documents on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Except as otherwise expressly provided in Section 11.5 or by the terms of the Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article X are solely for the benefit of Agent and Lenders and neither Borrower nor any other member of the Beverly Group shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this

Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other member of the Beverly Group. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

      SECTION 10.2 AGENT AND AFFILIATES. Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each member of the Beverly Group or Affiliate of any member of the Beverly Group as if it were not Agent hereunder.

      SECTION 10.3 ACTION BY AGENT. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

      SECTION 10.4 CONSULTATION WITH EXPERTS. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 10.5 LIABILITY OF AGENT. Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (I) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (II) the performance or observance of any of the covenants or agreements specified in any Financing Document; (III) the satisfaction of any condition specified in any Financing Document, except receipt of items required to be delivered to Agent; (IV) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (V) the existence or non-existence of any Default or Event of Default; or (VI) the financial condition of any member of the Beverly Group. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

      SECTION 10.6 INDEMNIFICATION. Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished. The obligations of Lenders under this Section 10.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

      SECTION 10.7 RIGHT TO REQUEST AND ACT ON INSTRUCTIONS. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement (which instructions shall not be unreasonably withheld or delayed). Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders and, notwithstanding the instructions of Required Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 10.6.

      SECTION 10.8 CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

      SECTION 10.9 COLLATERAL MATTERS. Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent under any Security Document: (I) upon termination of the Commitment and payment in full of all Obligations and the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Letters of Credit; or
(II) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 10.9.

      SECTION 10.10 AGENCY FOR PERFECTION. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefore, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

      SECTION 10.11 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

      SECTION 10.12 SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation, Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

      SECTION 10.13 DISBURSEMENTS OF LOANS; PAYMENT.

      (A) LOAN ADVANCES, PAYMENTS AND SETTLEMENTS; INTEREST AND FEE PAYMENTS.

            (I) Agent shall have the right, on behalf of Lenders, to disburse funds to Borrower for all Loans requested or deemed requested by Borrower pursuant to the terms of this Agreement. Absent the prior receipt by Agent of a written notice from any Lender pursuant to which such Lender notifies Agent that such Lender shall cease making Loans (whether due to the existence of a Default or Event of Default or otherwise), Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Lender will fund its Pro Rata Share of all Loans requested by Borrower. Each Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the first sentence of this clause (i), or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses the same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than noon (Chicago time) on the date of funding of such Loan, and each such Lender shall pay Agent on such date such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified in writing by Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 10.13 shall be without premium or penalty. Nothing in this Section 10.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

            (II) On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, facsimile or e-mail of the amount of each such Lender's Pro Rata Share of the Loan balance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual Pro Rata Share of the Loan balance to such Lender's required Pro Rata Share of the Loan balance as of any Settlement Date, the party from which such payment is due: (X) shall be deemed, irrevocably and unconditionally, to have purchased, without recourse or warranty, an undivided interest and participation in the Loans sufficient to equate such Lender's actual Pro Rata Share of the Loan balance as of such Settlement Date with such Lender's required Pro Rata Share of the Loans as of such date and (Y) shall pay Agent, without setoff or discount, in same day funds, by wire transfer to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full purchase price for such interest and participation, equal to one hundred percent (100%) of the principal amount of the Loans being purchased and sold. In the event settlement shall not have occurred by the date and time specified in the immediately preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Prime Rate plus the Prime Rate Margin.

            (III) On each Settlement Date, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of principal, interest and fees paid for the benefit of Lenders with respect to each applicable Loan, to the extent of such Lender's credit exposure with respect thereto, and shall make payment to such Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such

      Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided, that, in the case such Lender is a Defaulted Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted Lender's respective share of all payments received from Borrower.

            (IV) The provisions of this subsection 10.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other member of the Beverly Group.

      (B) RETURN OF PAYMENTS.

            (I) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

            (II) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

      (C) DEFAULTED LENDERS. The failure of any Defaulted Lender to make any Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Loan or payment, but neither any Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make a Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a "Lender" (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Financing Document. At Borrower's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Defaulted Lender, and each Defaulted Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the lending commitments and commitment interests of that Defaulted Lender for an amount equal to the principal balance of all Loans held by such Defaulted Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement

                                   ARTICLE XI
                                  MISCELLANEOUS

      SECTION 11.1 SURVIVAL. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents and the execution, sale and delivery of any Notes. The indemnities and agreements set forth in Article IX shall survive the payment of the Obligations and any termination of this Agreement.

      SECTION 11.2 NO WAIVERS. No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 11.3 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower; provided, that notices, requests or other communications shall be permitted by e-mail only where expressly provided in the Financing Documents. Each such notice, request or other communication shall be effective: (I) if given by facsimile or e-mail, when such notice is transmitted to the facsimile number or e-mail address specified by this Section or (II) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

      SECTION 11.4 SEVERABILITY. In case any provision of or obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 11.5 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Lenders (and, if: (X) any amendment would increase such Lender's Commitment Amount, by such Lender and (Y) the rights or duties of Agent are affected thereby, by Agent; provided, however, no such amendment or waiver shall, unless signed by all the Lenders: (I) reduce the principal of, rate of interest on or any fees with respect to any Loan or Reimbursement Obligation; (II) postpone the date fixed for any payment) of principal of any Loan, or of any Reimbursement Obligation or of interest on any Loan or any Reimbursement Obligation or any fees hereunder or for any termination of any commitment; (III) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (IV) amend or waive this Section 11.5 or the definitions of the terms used in this Section 11.5 insofar as the definitions affect the substance of this Section 11.5; (V) consent to the assignment, delegation or other transfer by Borrower or Beverly of any of its rights and obligations under any Financing Document; or (VI) increase any of the advance rates by more than five (5) percentage points each in the aggregate set forth in the definition of "BORROWING BASE."

      SECTION 11.6 ASSIGNMENTS; PARTICIPATIONS.

      (A) ASSIGNMENTS.

            (I) Any Lender may at any time assign to one or more Persons (any such Person, an "ASSIGNEE") all or any portion of such Lender's Loans and interest in the Commitment, with the prior written consent of Agent and, so long as no Event of Default exists, Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a then existing Lender or to an Affiliate of a then existing Lender). Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor's entire interests in the Commitment and outstanding Loans. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 payable by the Assignor. Any attempted assignment not made in accordance with this subsection 11.6(a) shall be treated as the sale of a participation under subsection 11.6(b). Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within five (5) Business Days after notice thereof.

            (II) From and after the date on which the conditions described above have been met: (A) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
      (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Assignee's percentage interest in the Commitment (and, as applicable, Notes in the principal amount of that portion of the Commitment retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.

            (III) Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

            (IV) Notwithstanding the foregoing provisions of this subsection 11.6(a) or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note as collateral security to a Federal Reserve Bank or, as applicable, to such Lender's trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

      (B) PARTICIPATIONS. Any Lender may at any time sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a "PARTICIPANT"). In the event of a sale by a Lender of a participating interest to a Participant: (I) such Lender's obligations hereunder shall remain unchanged for all purposes, (II) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (III) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section
11.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 8.5.

      SECTION 11.7 HEADINGS. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

      SECTION 11.8 CONFIDENTIALITY. In handling any confidential information of Borrower, Agent and each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made: (I) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (II) to prospective transferees or purchasers of any interest in the Loans, provided that they have agreed to be bound by the provisions of this Section 11.8, (III) as required by Law, subpoena, judicial order or similar order and in connection with any litigation and (IV) as may be required in connection with the examination, audit or similar investigation of such Person. Confidential information shall include only such information identified as such at the time provided to Agent and shall not include information that either: (X) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (Y) is disclosed to such Person by a Person other than a member of the Beverly Group; provided, however, Agent does not have actual knowledge that such Person is prohibited


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

from disclosing such information. The obligations of Agent and Lenders under this Section 11.8 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

      SECTION 11.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN (I) THE COUNTY OF COOK, STATE OF ILLINOIS OR (II) THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.SECTION 11.9

      SECTION 11.10 WAIVER OF JURY TRIAL. EACH OF BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      SECTION 11.11 PUBLICATION; ADVERTISEMENT.

      (A) PUBLICATION. No member of the Beverly Group will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its Affiliates, in any case, without Merrill Lynch's prior written consent, which consent shall not be unreasonably withheld or delayed.

      (B) ADVERTISEMENT. Borrower hereby authorizes Merrill Lynch to publish the name of Borrower and the amount of the financing evidenced hereby in any "tombstone" or comparable advertisement which Merrill Lynch elects to publish. In addition, Borrower agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrower with an opportunity to review and


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

confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its publication.

      SECTION 11.12 COUNTERPARTS; INTEGRATION. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                 - Remainder of Page Intentionally Left Blank -
                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      BEVERLY FUNDING CORPORATION,
                                      a Delaware corporation

                                      By:      /s/ Richard D. Skelly, Jr.
                                             -----------------------------------
                                      Name:  Richard D. Skelly, Jr.
                                             -----------------------------------
                                      Title: Senior Vice President and Treasurer
                                             -----------------------------------

                                      Address: c/o Beverly Enterprises, Inc.
                                               One Thousand Beverly Way
                                               Fort Smith, Arkansas 72919

                                      Facsimile number: (479) 201-5501
                                                        (479) 478-1883

                                      E-mail address:


                                      MERRILL LYNCH CAPITAL, a division of
                                      Merrill Lynch Business Financial Services
                                      Inc., individually as a Lender and as
                                      Agent

                                      By:    /s/ David G. Moore
                                             -----------------------------------
                                      Name:    David Moore
                                             -----------------------------------
                                      Title:   Director
                                             -----------------------------------

                                      Address: 7700 Wisconsin Ave. 4th Floor
                                               Bethesda, MD  20814
                                               Attn: Portfolio Management

                                      Facsimile number: (301) 907-2206
                                      E-mail address:   ___________________

                                      PAYMENT ACCOUNT DESIGNATION:



                                                                Credit Agreement